As filed with the Securities and Exchange Commission on November 24, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of Principal Executive Offices)

Amended and Restated 2009 Equity Incentive Plan

(Full title of the plan)

Robert P. Vogels

Sr. Vice President and Chief Financial Officer

Golden Minerals Company

350 Indiana Street, Suite 800

Golden, Colorado 80401

Telephone: (303) 839-5060
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Deborah J. Friedman Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	1,128,386 shares	$.63	$710,883.18	$82.60

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any securities that may be offered or issued pursuant to the Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan (the “Plan”)  as a result of adjustments for stock dividends, stock splits and similar changes.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the common stock of Golden Minerals Company (the “Company”) as quoted on the NYSE MKT on November 20, 2014.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,128,386 shares of common stock, par value $0.01 per share, of the Company, which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the registration statements on Form S-8 filed by the Company with respect to the Plan on May 8, 2009 (Registration No. 333-159096), April 7, 2010 (Registration No. 333-165933), December 1, 2010 (Registration No. 333-170891), September 19, 2011 (Registration No. 333-176671) and August 9, 2013 (Registration No. 333-190542), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Golden Minerals Company and its subsidiaries.

PART I

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a)                                 The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Commission on February 28, 2014;

(b)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the Commission on May 1, 2014, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, as filed with the Commission on August 6, 2014 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, as filed with the Commission on November 6, 2014;

(c)                                  The Company’s Current Reports on Form 8-K as filed with the Commission on May 28, 2014 and on September 10, 2014; and

(d)                             The description of the Company’s common stock contained in its registration statement on Form 8-A filed February 5, 2010 with the SEC under Section 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Davis Graham & Stubbs LLP (“DGS”) has provided a legal opinion with respect to the validity of the securities being registered pursuant to this Registration Statement.  Deborah Friedman, the Company’s Senior Vice President, General Counsel and Corporate Secretary, is a partner of DGS and devotes approximately half her time to serve as our Senior Vice President, General Counsel and Corporate Secretary and approximately half her time to her legal practice at DGS. The Company pays a monthly flat fee

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of approximately $14,000 to the firm for the approximately one-half of Ms. Friedman’s time that is devoted to the Company and pay her customary hourly rate to the firm for any time spent by Ms. Friedman in excess of that threshold.  In addition, under the Plan the Company has awarded to Ms. Friedman 248,100 shares of restricted common stock of the Company and options to purchase up to 10,000 shares of the Company’s common stock at an exercise price of $8.00 per share.  All of the options and 84,766 shares of the restricted common stock are vested.

ITEM 8.  EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan(1)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of EKS&H LLLP
23.4	Consent of Chlumsky, Armbrust & Meyer
23.5	Consent of RungePincockMinarco
24.1	Power of Attorney (included on signature page of this Registration Statement)

(1)  Incorporated by reference to our Quarterly Report on Form 10-Q filed August 6, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on November 24, 2014.

GOLDEN MINERALS COMPANY

By:	/s/ Jeffrey G. Clevenger
Name:	Jeffrey G. Clevenger
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey G. Clevenger and Robert P. Vogels, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey J. Clevenger	President and Chief Executive Officer	November 24, 2014
Jeffrey G. Clevenger	(Principal Executive Officer) and Director

/s/ Robert P. Vogels	Senior Vice President and Chief Financial Officer	November 24, 2014
Robert P. Vogels	(Principal Financial and Accounting Officer)

/s/ W. Durand Eppler	Director	November 24, 2014
W. Durand Eppler

/s/ Michael T. Mason	Director	November 24, 2014
Michael T. Mason

/s/ Ian Masterton-Hume	Director	November 24, 2014
Ian Masterton-Hume

/s/ Kevin R. Morano	Director	November 24, 2014
Kevin R. Morano

/s/ Terry M. Palmer	Director	November 24, 2014
Terry M. Palmer

Director
Andrew N. Pullar

/s/ David H. Watkins	Director	November 24, 2014
David H. Watkins

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Golden Minerals Company Amended and Restated 2009 Equity Incentive Plan(1)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of EKS&H LLLP
23.4	Consent of RungePincockMinarco
23.5	Consent of Chlumsky, Armbrust & Meyer
24.1	Power of Attorney (included on signature page of this Registration Statement)

(1)  Incorporated by reference to our Quarterly Report on Form 10-Q filed August 6, 2014.

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